UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015

LASERLOCK TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

Nevada	0-31927	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3112 M Street NW, Washington, D.C. 20007

(Address of Principal Executive Offices)

(202) 400-3700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of Material Definitive Agreement.

As disclosed in the Company’s current report filed on Form 8-K with the Securities and Exchange Commission on April 24, 2015, Neil S. Alpert (“Alpert”), LaserLock Technologies, Inc.’s (the “Company”) former Chief Executive Officer and a member of the Company’s board of directors (the “Board”), resigned from all offices held with the Company. In connection with Alpert’s resignation, that certain Employment Agreement, dated October 8, 2012, between the Company and Alpert was terminated. As of the date of this report, no new compensatory or severance arrangements have been entered into in connection with Alpert’s resignation. Should any such arrangements be entered into in the future, the material terms of such arrangements will be disclosed in a subsequent filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Principal Technology Officer. On May 4, 2015, Paul Donfried (“Donfried”) resigned as the Chief Technology Officer (“CTO”) of the Company to be effective May 5, 2015.

(c) Appointment of Principal Executive Officer and President.

(1) On May 4, 2015, to fill the vacancy created by Alpert’s resignation, the Board of the Company appointed Paul Donfried, a current member of the Board, as President, Chief Executive Officer (“CEO”), and Secretary of the Company. Donfried will serve as President, CEO, and Secretary for an indefinite term, to be effective May 5, 2015.

(2) On April 22, 2015, Donfried, age 53, was appointed to the Board to fill the vacancy created by Alpert’s resignation. Donfried joined the Company as CTO in 2013. In this role, he was responsible for leading the development of innovative, resilient and easy-to-use solutions for meeting the anti-counterfeiting and brand protection needs of our customers. In his role as CTO, Donfried was also responsible for IT services, both internal and external.

Prior to joining the Company, Donfried spent four years as CTO - Identity and Access Management for Verizon, responsible for the strategy, engineering and marketing direction of the company’s portfolio of enterprise identity services. He led Verizon’s strategic alignment of cloud-based identity technologies across market segments, helping deliver a new generation of identity services that enable organizations to address the complex challenges of authenticating and managing user identities.

Prior to his role at Verizon, Donfried was Vice President of SAIC Identity & Access Management Solutions for two years, where his responsibilities included overall strategy, product development and the introduction of identity technologies. Earlier in his career, Donfried worked for Apple, General Electric and The Bank of Montreal.

A recognized expert in the fields of identity life cycle and risk management, Donfried has led the development of numerous industry organizations including SAFE-BioPharma and Identrust. He is a frequent speaker on the role of trusted e-commerce and its application in heavily regulated industries and the federal government. As a member of the Open Identity Exchange (OIX), Donfried provided leadership on the creation of trust frameworks and the protection of critical infrastructure.

Donfried received a Bachelor of Science in computer science from Rensselaer Polytechnic Institute and holds multiple patents for identity, authentication, attributes and digital signing systems.

(3) Donfried’s compensation has not changed with his new roles. As the President, CEO, and Secretary Donfried will continue to be compensated $300,000 per annum. Donfried has no employment contract with the Company regarding his position as CEO, and he will remain an employee “at will.” Additionally, Donfried, as a member of the Board, will be compensated in accordance with the Company’s existing Board compensation policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2015

LASERLOCK TECHNOLOGIES, INC.

By:	/s/ Paul Donfried
Paul Donfried
Chief Executive Officer

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